Rule 424(b)(2)
	Registration Nos. 333-14791
	NASD File No. 961029005

PRICING SUPPLEMENT NO. 238
Dated March 25, 1997, to Prospectus
Supplement dated February 5, 1997
and Prospectus dated October 31, 1996

	   LEHMAN BROTHERS HOLDINGS INC.
	Medium-Term Notes, Series E
	(Floating Rate)
       Due from Nine Months to 30 years from Date of Issue

Price to Public: 100%   Initial Interest Rate: One (1) Month
Agent's Commission: .60%                       LIBOR Telerate
	               posted on 4/2/97
Interest Rate Basis:
(  ) Treasury Rate	 Original Issue Date: 4/4/97
( X) LIBOR - 1 month	 Maturity Date: 4/4/05
(  ) Commercial Paper Rate	 Maximum Interest Rate:______%
(  ) Federal Funds Effective Rate	 Minimum Interest Rate:______%
(  ) Prime Rate 	 Spread Multiplier:__________%
(  ) Other 	 Spread (+ -) +.45%

Index Maturity: Monthly

Interest Payment Period:	 Monthly

Interest Reset Period:	Monthly

Interest Reset Dates:	4th of each Month

Interest Determination Dates: Two (2) London/NY business days prior
						to interest payment dates

Interest Payment Dates: 	4th of each Month and at maturity

The aggregate principal amount of this offering is $15,000,000 and relates only to Pricing Supplement No. 238. Medium-Term Notes, Series E may be issued by the company in aggregate principal amount of up to $9,517,500,000 and, to date, including this offering, an aggregate of $8,067,325,000 Medium-Term Notes, Series E has been issued and $4,524,890,000 are outstanding.